Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended September 30, 2018

Reports Net Investment Income of $0.36 per Weighted Average Share and Net Asset Value of $13.58 per Share

Declares Fourth Quarter 2018 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--November 7, 2018--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended September 30, 2018 and reported third quarter net investment income of $0.36 per weighted average share. At September 30, 2018, net asset value (“NAV”) per share was $13.58, an increase of $0.01 per share from June 30, 2018. The Company also announced that its board of directors declared a fourth quarter distribution of $0.34 per share, which will be payable on December 28, 2018 to holders of record as of December 14, 2018.

Selected Financial Highlights

(in thousands, except per share data)	September 30, 2018
Investment Portfolio(1)	$2,319,959
Total Assets	$2,521,774
Total Statutory Debt(2)	$1,206,292
NAV	$1,033,530

NAV per Share	$13.58
Statutory Debt/Equity	1.17x

Investment Portfolio Composition	September 30, 2018	Percent of Total
First Lien	$1,030,033	44.4%
Second Lien(1)	707,110	30.5%
Subordinated	64,606	2.8%
Preferred Equity	222,729	9.6%
Investment Fund	169,200	7.3%
Common Equity and Other(3)	126,281	5.4%
Total	$2,319,959	100.0%
_____________________________
(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in September 2016.
(3)	Includes investments held in New Mountain Net Lease Corporation.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only eight portfolio companies, representing approximately $125 million of the cost of all investments made since inception in October 2008, or approximately 2.0% of $6.3 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: "The third quarter represented another strong quarter of performance for NMFC. We originated $489 million of investments during the quarter which shifted our investment mix toward more senior investments. Additionally, we maintained a stable book value, continued to increase our leverage ratio and our portfolio remains healthy with no new investments placed on non-accrual.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity1

As of September 30, 2018, the Company’s NAV was approximately $1,033.5 million and its portfolio had a fair value of approximately $2,320.0 million in 93 portfolio companies, with a weighted average YTM at Cost2 of approximately 11.0%. For the three months ended September 30, 2018, the Company made approximately $488.5 million of originations and commitments3. The $488.5 million includes approximately $339.5 million of investments in eleven new portfolio companies and approximately $149.0 million of follow-on investments in nineteen portfolio companies held as of June 30, 2018. For the three months ended September 30, 2018, the Company had approximately $11.2 million of sales and cash repayments3 of approximately $280.1 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended September 30, 2018 and 2017 were approximately $60.5 million and $51.2 million, respectively. For the three months ended September 30, 2018 and 2017, the Company’s total cash interest income from investments consisted of approximately $35.1 million and $32.5 million, respectively, payment-in-kind (“PIK”) and non-cash interest income from investments of approximately $2.5 million and $1.5 million, respectively, prepayment penalties of approximately $2.0 million and $1.6 million, respectively, net amortization of purchase premiums/discounts of approximately $1.3 million and $4.0 million, respectively, cash dividend income of approximately $6.8 million and $4.5 million, respectively, PIK and non-cash dividend income of approximately $7.2 million and $5.4 million, respectively, and other income of approximately $5.6 million and $1.7 million, respectively.

The Company’s total net expenses after income tax expense for the three months ended September 30, 2018 and 2017 were approximately $33.4 million and $24.9 million, respectively. Total net expenses after income tax expense for the three months ended September 30, 2018 and 2017 consisted of approximately $14.8 million and $9.5 million, respectively, of costs associated with the Company’s borrowings and approximately $15.0 million and $13.5 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of September 30, 2018 and 2017 totaled approximately $446.6 million and $321.4 million, respectively. For the three months ended September 30, 2018 and 2017, management fees waived were approximately $1.8 million and $1.5 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Advisor has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended September 30, 2018 and 2017 were approximately $3.6 million and $1.9 million, respectively.

For the three months ended September 30, 2018 and 2017, the Company recorded approximately $3.2 million and $(14.2) million, respectively, of net realized gains (losses), and $(3.6) million and $13.1 million of net changes in unrealized appreciation (depreciation) of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended September 30, 2018 and 2017, provision for taxes was approximately $(0.0) million and $(0.4) million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Liquidity and Capital Resources

As of September 30, 2018, the Company had cash and cash equivalents of approximately $146.3 million and total statutory debt outstanding of approximately $1,206.3 million4, which consisted of approximately $466.0 million of the $495.0 million of total availability on the Holdings Credit Facility, $135.0 million of the $135.0 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $270.3 million4 of convertible notes outstanding and $335.0 million of unsecured notes outstanding. Additionally, the Company had $165.0 million of SBA-guaranteed debentures outstanding as of September 30, 2018.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of September 30, 2018, three portfolio companies had an investment rating of “4”. The Company’s investments in these portfolio companies had an aggregate cost basis of approximately $16.5 million and an aggregate fair value of approximately $7.3 million.

Recent Developments

The Company has had approximately $37.4 million of originations and commitments since the end of the third quarter through November 2, 2018. This was offset by approximately $31.6 million of repayments and $1.6 million of sales during the same period.

On October 17, 2018, in connection with the registered public offering, the Company issued an additional $1.8 million aggregate principal amount of five year unsecured notes that mature on October 1, 2023 (the “5.75% Unsecured Notes”) pursuant to the exercise of an overallotment option by the underwriters of the 5.75% Unsecured Notes.

On November 1, 2018, the Company’s board of directors declared a fourth quarter 2018 distribution of $0.34 per share payable on December 28, 2018 to holders of record as of December 14, 2018.

_________________________________
[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]	References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[3]	Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, November 8, 2018, to discuss its third quarter 2018 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,754,348 and $1,438,889, respectively)	$1,755,572	$1,462,182
Non-controlled/affiliated investments (cost of $178,262 and $180,380, respectively)	190,569	178,076
Controlled investments (cost of $328,406 and $171,958, respectively)	348,618	185,402
Total investments at fair value (cost of $2,261,016 and $1,791,227, respectively)	2,294,759	1,825,660
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	25,200	25,212
Cash and cash equivalents	146,345	34,936
Interest and dividend receivable	49,964	31,844
Receivable from unsettled securities sold	1,283	–
Receivable from affiliates	295	343
Other assets	3,928	10,023
Total assets	$2,521,774	$1,928,018

Liabilities
Borrowings
Holdings Credit Facility	$465,963	$312,363
Unsecured Notes	335,000	145,000
Convertible Notes	270,329	155,412
SBA-guaranteed debentures	165,000	150,000
NMFC Credit Facility	135,000	122,500
Deferred financing costs (net of accumulated amortization of $20,646 and $16,578, respectively)	(16,906)	(15,777)
Net borrowings	1,354,386	869,498
Payable for unsettled securities purchased	80,781	–
Management fee payable	16,058	7,065
Incentive fee payable	13,210	6,671
Interest payable	8,919	5,107
Deferred tax liability	1,880	894
Payable to affiliates	988	863
Other liabilities	12,022	2,945
Total liabilities	1,488,244	893,043
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 76,106,372 and 75,935,093 shares issued and outstanding, respectively	761	759
Paid in capital in excess of par	1,055,796	1,053,468
Accumulated undistributed net investment income	40,227	39,165
Accumulated undistributed net realized losses on investments	(79,830)	(76,681)
Net unrealized appreciation (depreciation) (net of provision for taxes of $1,880 and $894, respectively)	16,576	18,264
Total net assets	$1,033,530	$1,034,975
Total liabilities and net assets	$2,521,774	$1,928,018

Number of shares outstanding	76,106,372	75,935,093
Net asset value per share	$13.58	$13.63

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Investment income
From non-controlled/non-affiliated investments:
Interest income	$38,332	38,511	112,278	107,905
Dividend income	–	–	486	159
Non-cash dividend income	1,491	59	4,254	72
Other income	4,669	1,196	8,550	5,545
From non-controlled/affiliated investments:
Interest income	817	718	1,129	2,077
Dividend income	787	816	2,423	2,662
Non-cash dividend income	4,024	3,994	12,050	8,625
Other income	315	294	1,529	888
From controlled investments:
Interest income	1,771	409	4,342	1,293
Dividend income	5,925	3,659	14,755	11,739
Non-cash dividend income	1,721	1,342	4,683	3,016
Other income	617	238	1,477	581
Total investment income	60,469	51,236	167,956	144,562
Expenses
Incentive fee	6,780	6,573	19,644	18,430
Management fee	10,018	8,422	28,011	24,311
Interest and other financing expenses	14,759	9,509	38,873	26,930
Professional fees	2,053	819	3,455	2,391
Administrative expenses	846	652	2,607	2,022
Other general and administrative expenses	437	346	1,365	1,214
Total expenses	34,893	26,321	93,955	75,298
Less: management and incentive fees waived	(1,766)	(1,483)	(4,583)	(6,124)
Less: expenses waived and reimbursed	–	–	(276)	(474)
Net expenses	33,127	24,838	89,096	68,700
Net investment income before income taxes	27,342	26,398	78,860	75,862
Income tax expense	225	106	286	341
Net investment income	27,117	26,292	78,574	75,521
Net realized gains (losses):
Non-controlled/non-affiliated investments	3,254	(14,216)	(3,149)	(39,843)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(4,048)	19,755	(22,069)	54,365
Non-controlled/affiliated investments	829	(3,807)	10,908	(4,401)
Controlled investments	(390)	(1,305)	10,471	(1,264)
Securities purchased under collateralized agreements to resell	–	(1,549)	(12)	(2,382)
(Provision) benefit for taxes	(2)	(394)	(986)	525
Net realized and unrealized (losses) gains	(357)	(1,516)	(4,837)	7,000
Net increase in net assets resulting from operations	$26,760	$24,776	$73,737	$82,521
Basic earnings per share	$0.35	$0.33	$0.97	$1.12
Weighted average shares of common stock outstanding-basic	76,106,372	75,688,429	75,994,068	73,618,794
Diluted earnings per share	$0.32	$0.31	$0.91	$1.04
Weighted average shares of common stock outstanding-diluted	89,388,999	85,512,556	86,983,697	83,442,921
Distributions declared and paid per share	$0.34	$0.34	$1.02	$1.02

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, unless required to do so by law. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505